EXHIBIT 23.1     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
                 BDO SEIDMAN, LLP.

                       CONSENT OF INDEPENDENT
                    CERTIFIED PUBLIC ACCOUNTANTS

Celebrity Entertainment, Inc.
Palm Beach, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 12, 1995, relating to the consolidated financial statements of Celebrity Entertainment, Inc. and subsidiary appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994. Our report contains an explanatory paragraph regarding uncertainties related to the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                           /s/ BDO Seidman, LLP

                                           BDO Seidman, LLP

Orlando, Florida
November 20, 1995